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                                                            EXHIBIT 21

                           SUBSIDIARIES OF THE ISSUER

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

     Name of                       State or Judisdiction
   Subsidiary                  Incorporation or Organization               Description
   ----------                  -----------------------------               -----------
Mercantile Bank of                                                     Michigan
West Michigan                       State of Michigan                  banking corporation


MBWM Capital Trust I                State of Delaware                  Delaware
                                                                       business trust
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